Exhibit 10.1

FORBEARANCE AND NOTE AMENDMENT AGREEMENT

This Forbearance and Note Amendment Agreement (“Agreement”) is made and entered into this [____] day of January, 2025 (the “Effective Date”), by and between, [___________]. (“Lender”), and VIVAKOR, INC., a Nevada corporation (“Vivakor” or the “Company”) (collectively, the “Parties”).

RECITALS

WHEREAS, on [__________], 2025, the Company issued the Lender a [$_______] principal amount promissory note (the “Note”), which currently has [$__________] outstanding as of the Effective Date;

WHEREAS, as the Maturity Date under the Note has occurred prior to the Effective Date, among other defaults that may exist as of the date hereof, the Company has failed to repay the Note as required pursuant to the terms thereof, which default and other defaults remain uncured as of the date hereof (collectively, the “Existing Defaults”);

WHEREAS, the Company and Lender desire to extend the maturity date under the Note to January 31, 2027 (“New Maturity Date”), and, such that the Company is no longer default under the Note, under the terms set forth herein;

NOW, THEREFORE, in consideration of the promises, mutual covenants, understandings and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties do hereby agree as follows:

1. Extension of Maturity Date/Forbearance. Effective upon execution of this Agreement, the Parties agree the maturity date under the Note will be the New Maturity Date, and the Lender agrees it will not exercise any of its rights or remedies with respect to the Existing Default Conditions (other than defaults under this Agreement) that may arise from the date of this Agreement that pertain to the Note through the New Maturity Date (the “Forbearance”), assuming the Company complies with the Amended Repayment Terms set forth herein,. In consideration for the foregoing, (a) within three (3) business days of the Effective Date, the Company will issue the Lender [___________] shares of its common stock, restricted in accordance with Rule 144; and (b) the Company will repay the outstanding balance of the Note as follows: (i) [__________] on or before March 1, 2026/April 30, 2026, (ii) [__________] on or before July 1, 2026/July 31, 2026, (iii) [__________] on or before September 30, 2026/October 31, 2026, and (iv) [__________] on or before January 31, 2027. (the “Amended Repayment Terms”). In addition, the Company agrees to use its best efforts to remove its suspension from trading on Nasdaq Capital Markets on or before February 28, 2026 (“Nasdaq Deadline”). In the event the Company fails to comply with the Amended Repayment Terms or meet the Nasdaq Deadline, then all amounts due and owing under the Note will be immediately due to the Lender in full, unless the only non-compliance is the failure to meet the Nasdaq Deadline and such failure is solely due to the Company not having effected a reverse stock split of its common stock, in which case Nasdaq Deadline will be extended until the reverse stock split is completed so long as the reverse stock split is in process and only awaiting regulatory approval. The Lender further agrees to forgo any conversions of the Note into shares of the Company’s common stock unless and until the Company defaults on the Amended Repayment Terms.

2. Existing Defaults. Vivakor acknowledges and confirms the occurrence of the Existing Defaults.

3. Lender’s Representations and Warranties. Lender represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d. This Agreement has been duly executed by Lender and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Lender enforceable against Lender in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4. Lender represents and warrants that it is (i) an accredited investor familiar with the Company’s operations, (ii) aware of the risks inherent with an investment in the Company’s common stock, (iii) acquiring the Company’s common stock as an investment for its own account and not as a nominee or agent, (iv) not acquiring the Company’s common stock with a view to the sale or distribution of any part thereof, and (v) aware that the Company’s common stock is not registered under the Securities Act of 1933 (the “1933 Act”) and may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely.

5. Vivakor’s Representations and Warrants. Vivakor represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6. Binding. This Agreement shall inure to the benefit of the parties and shall be binding upon each of the parties and their assigns, successors, heirs, and representatives.

7. Authority. Each of the Parties represents and warrants that it has the authority to enter into this Agreement, that the person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

8. No Recitals. Each of the Parties agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

9. No Duress. Each of the Parties to this Agreement was represented by counsel and this Agreement was negotiated at arm’s length and should not be read against any party. Each of the Parties and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

10. Severability. If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

11. Choice of Law and Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and Lender each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and Lender further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address set forth for notices herein shall be deemed in every respect effective service of process in any such suit, action or proceeding.

12. Entire, Final and Binding Agreement. Each of the Parties acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters released. This writing contains the entire Agreement of the Parties and, in entering into this Agreement, each of the Parties acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement. To the extent this Agreement contradicts any previous agreements between the Parties, the terms of this Agreement will control.

13. Amendments or Waivers. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the Parties.

14. Counterparts. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile, docusign or PDF signature shall be deemed to be an original signature for all purposes.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail at the email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of e-mail, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth above.

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IN WITNESS WHEREOF, expressly intending to be legally bound, the Parties through their duly authorized agents, have executed this Agreement as of the date set forth above, effective as of the Effective Date.

VIVAKOR, INC.		[LENDER]

By:		By:
Name:	James Ballengee	Name:
Title:	CEO	Title:
Address:	5220 Spring Valley Road, Suite 500 Dallas, TX 75254	Address:
E-mail:		Email:

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